UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2020

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BL	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2020, the Board of Directors (the “Board”) of BlackLine, Inc. (“BlackLine” or the “Company”) appointed Sophia Velastegui to serve as a member of the Board, effective March 16, 2020. Ms. Velastegui will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2021.

Ms. Velastegui has served as Chief Technology Officer for Operation Applications at Microsoft Corporation (“Microsoft”), a technology company, since February 2020, and previously served as General Manager of Product, AI Products & Search, and General Manager of Product, Knowledge Graph in the AI and Research Group at Microsoft since December 2017. Prior to joining Microsoft, Ms. Velastegui served as Chief Product Officer at Doppler Labs, an audio technology company, from April 2017 to September 2017. Prior to joining Doppler Labs, Ms. Velastegui worked at Nest Labs, Inc., a home automation specialist company, from July 2014 to April 2017, first as Lead for Silicon/Architecture Roadmap, then as Head of Silicon/Architecture Roadmap. Ms. Velastegui holds a B.S. in Mechanical Engineering from Georgia Institute of Technology, and an M.S. in Mechanical Engineering from the University of California at Berkeley.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which will be described in the Company’s proxy statement for its 2020 annual meeting of stockholders, Ms. Velastegui is entitled to cash and equity compensation for service on the Board. Pursuant to the Outside Director Compensation Policy, as amended in 2019, Ms. Velastegui is entitled to $40,000 in annual cash compensation for service on the Board and an initial equity award with a grant date value of $185,000 multiplied by a fraction, (1) the numerator of which is (x) 12 minus (y) the number of full months between the date of the last annual meeting of stockholders and the date the individual becomes a member of the board and (2) the denominator of which is 12 (rounded to the nearest whole share). Ms. Velastegui will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no family relationships between Ms. Velastegui and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by BlackLine, Inc., dated March 16, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Karole Morgan-Prager
Name:	Karole Morgan-Prager
Title:	Chief Legal and Administrative Officer

Date: March 16, 2020